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                                                                     EXHIBIT 4.5
                 Form of Series A Preferred Stock Certificate


                       *SEE RESTRICTIONS ON REVERSE SIDE*





              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
NUMBER                                                                SHARES
  A-                                                                 *       *
-------                                                              ---------

                         NHANCEMENT TECHNOLOGIES, INC.


                      SERIES A CONVERTIBLE PREFERRED STOCK

         THIS CERTIFIES THAT __________________________________________________
is the record holder of _______________________________________________________
shares of the SERIES A CONVERTIBLE PREFERRED STOCK of

                         NHANCEMENT TECHNOLOGIES, INC.

transferable only on the share register of said corporation, in person or by duly authorized Attorney, upon surrender of this certificate properly endorsed or assigned.

         This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and the Bylaws of said corporation and any amendments thereof, to all of which the holder of this certificate, by acceptance hereof, assents.

         A statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof, including but not limited to the voting, redemption and conversion rights, and the qualifications, limitations or restrictions of such preferences and/or rights may be obtained by any stockholder, upon written request and without charge, at the principal office of the corporation.


         WITNESS the signatures of the duly authorized officers of the corporation as of the _______ day of ____________ ___, 19______.



--------------------                              ------------------------------
DOUGLAS S. ZORN,                                  DOUGLAS S. ZORN,
SECRETARY                                         EXECUTIVE VICE PRESIDENT

                                Par Value $0.01
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FOR VALUE RECEIVED, __________________________ HEREBY SELLS, ASSIGNS AND
TRANSFERS UNTO __________________________________   _____________ SHARES
REPRESENTED BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT _________________________ ATTORNEYS TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED ___________ 19_____          _________________________

IN THE PRESENCE OF:_________________________________________

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.


THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.